UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2021, the Board of Directors (the “Board”) of PolarityTE, Inc. (the “Company”) approved written employment agreements for Richard Hague, Chief Operating Officer and President, Jacob Patterson, Interim Chief Operating Officer, and Cameron Hoyler, Executive Vice President Corporate Development & Strategy, General Counsel, and Secretary. Each of the employment agreements are the same, except for titles and duties, person or group to which each reports, and compensation amounts. The following description of the employment agreements is not complete and is qualified in its entirety by reference to the full text of the employment agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Richard Hague’s titles and duties remain unchanged. Cameron Hoyler retained the titles listed above and also took on the title and duties of Chief Compliance Officer. Jacob Patterson’s title of “Interim Chief Financial Officer” was re-classified as “Chief Financial Officer.” The employment agreements provide that the Company shall indemnify and hold the executives harmless to the fullest extent applicable to any other officer or director of the Company for acts and omissions in the executive’s capacity as an officer, director, or employee of the Company or its primary operating subsidiary.

Under the employment agreements, base salary may be increased any time, but can be decreased only on July 1 of each year. Each executive is eligible for an annual cash bonus with a target equal to a percentage of base salary, which is 60% of base salary for Messrs. Hague, Hoyler, and Patterson. An annual bonus may be based, in whole, in part, or not at all, on the executive’s performance or the performance of the Company, the Board has the discretion to award a bonus that is higher or lower than the target amount or award no bonus at all, an annual bonus awarded for one year is paid on or about February 1 of the following year, and an annual bonus is not deemed earned until paid. Each executive is eligible to participate in any equity incentive or equity purchase plan established by the Company, as determined by the Board in its sole discretion. Each executive is also entitled to fringe benefits and perquisites commensurate with those provided to similarly situated executives of the Company. Each executive is entitled to 20 days paid vacation each calendar year and is entitled to participate in all Company employee benefit plans, practices, and programs generally applicable to Company employees. The employment agreement includes a “clawback” right with respect to compensation based on achieving results or stock prices if there is a restatement of financial results with respect to which the determination of compensation is made.

The employment agreement states each executive is employed at-will and may be terminated at any time. If termination is due to death or disability, the executive (or heirs) is entitled to receive the then base salary for six months and reimbursement of the cost of health care benefits for six months to the extent an election is made to continue benefits under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”).

If the executive is terminated for cause or the executive resigns without good reason, the executive is not entitled to payment of any additional compensation post termination. However, if the executive resigns due to retirement after age 65, the executive is entitled to receive a lump sum severance payment equal to three months of base salary.

If the executive is terminated without cause or the executive resigns for good reason, the executive is entitled to payment of additional compensation post termination, which is 12 months of base salary for Messrs. Hague and Hoyler and six months of base salary for Mr. Patterson, a lump sum payment equal to a portion of the executive’s annual bonus at target (100% for Messrs. Hague and Hoyler and 50% for Mr. Patterson), and reimbursement of the cost of health care benefits to the extent the executive has elected to continue benefits under COBRA (12 months for Messrs. Hague and Hoyler and six months for Mr. Patterson).

If the Company participates in a “fundamental transaction” and the executive’s employment is terminated by the Company without cause during the 12-month period beginning six months prior to the date of the closing of the fundamental transaction, the executive resigns for good reason during the six-month period preceding the date of the closing of the fundamental transaction, or the executive resigns with or without good reason during the six-month period following the closing of the fundamental transaction, the executive is entitled to payment of additional compensation after the closing of the fundamental transaction, which is 24 months of base salary for Messrs. Hague, Hoyler, and Patterson, a lump sum payment equal to 100% of annual bonus at target for Messrs. Hague, Hoyler, and Patterson, and reimbursement of the cost of health care benefits to the extent the executive has elected to continue benefits under COBRA (12 months for Messrs. Hague and Hoyler and six months for Mr. Patterson).

The employment agreement defines “cause”, “good reason”, and “fundamental transaction”, as follows:

“Cause” means: (i) Executive’s willful and continued failure to substantially perform the material duties and obligations under the agreement, which failure, if curable within the discretion of the Company, is not cured to the reasonable satisfaction of the Company within 30 days after receipt of written notice from the Company of such failure; (ii) executive’s failure or refusal to comply with the policies, standards and regulations established by the Company from time to time that could reasonably be expected to result in a material loss, damage, or injury to the Company, and if curable in the discretion of the Company, is not cured to the reasonable satisfaction of the Company within 30 days after receipt of written notice of such failure from the Company; (iii) any act of personal dishonesty, fraud, embezzlement, misrepresentation, or other unlawful act; (iv) executive’s violation of a federal or state law or regulation applicable to the Company’s business; (v) executive’s violation of, or a plea of nolo contender or guilty to, a felony under the laws of the United States or any state; or (vi) executive’s material breach of the terms of the agreement.

“Good reason” means: (i) a material diminution of executive’s duties, position or responsibilities; (ii) a material diminution in executive’s base salary (other than a reduction of not more than 10% that is applicable to similarly situated executives of the Company); (iii) any other action or inaction that constitutes a material breach of this Agreement by the Company; or (iv) a material change in the geographic location of Executive’s primary work facility or location, provided, that a relocation of less than 50 miles from executive’s then present location will not be considered a material change in geographic location.

“Fundamental transaction” means: (i) the sale of 50 percent or more of the consolidated assets of the Company and its affiliated companies to an unrelated person, (ii) the sale (including sale of the capital stock of a subsidiary holding intellectual property rights) or licensing to an unrelated person of 50 percent or more (based on fair value) of the intellectual property rights held by the Company and its affiliated companies; (iii) a merger, reorganization, or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity immediately upon completion of such transaction, (iv) the acquisition of all of the outstanding capital stock of the Company or its primary operating subsidiary by an unrelated person, or (v) any other transaction in which the owners of the outstanding voting power of the Company or its primary operating subsidiary immediately prior to such transaction do not own at least a majority of the outstanding voting power immediately upon completion of the transaction.

On August 6, 2019, the Board adopted a change in control compensation plan for named executive officers and other senior executives. On August 10, 2021, the Board terminated that plan in its entirety.

Item 7.01	Regulation FD Disclosure

On August 24, 2021, the Company issued a press release titled “PolarityTE Provides Update on U.S. FDA Investigational New Drug Application for SkinTE.” A copy of the press release is furnished with this filing as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Richard Hague dated August 18, 2021
10.2	Employment Agreement with Cameron Hoyler dated August 18, 2021
10.3	Employment Agreement with Jacob Patterson dated August 18, 2021
99.1	Press release dated August 24, 2021, titled “PolarityTE Provides Update on U.S. FDA Investigational New Drug Application for SkinTE.”
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: August 24, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer